EXHIBIT 4.2
RESOLUTION TO INCORPORATE SPIN-OFF


UNANIMOUS WRITTEN CONSENT TO ACTION WITHOUT A MEETING OF THE BOARD OF DIRECTORS
        OF U.S.A. SUNRISE BEVERAGES, INC.
Certification of Resolution to Incorporate Spin-Off in Nevada

	The undersigned, hereby certifies that the Board of Directors (The "Board") of U.S.A. Sunrise Beverages, Inc., a South Dakota Corporation, (the "Corporation"), on the 16th day of June 1999, thereby adopted the following resolution by written consent effectively immediately.

WHEREAS, The Board has been informed by the President of the Corporation of ongoing negotiations with financial advisors to the Company and others of the need to create an independent entity or spin-off of the Corporation able to continue carrying on the business of the Company; and

WHEREAS, the Board believes that is in the best interest of the Corporation by incorporating under the Laws of the State of Nevada.

THEREFORE BE IT RESOLVED, that the Board hereby authorizes, approves and ratifies the incorporation of a wholly owned subsidiary in the state of Nevada, said incorporation to be effected by the acting incorporators being the President and Secretary of the Company.

FURTHER RESOLVED, that the Board approves the initial name of such corporate entity in Nevada to be named as Sunrise U.S.A Incorporated or if such name designation not being available, then in any other name found suitable in the judgment of its President.

FURTHER RESOLVED, that the Board authorizes its President and Secretary to act as the initial Board Members of the new entity in the position as may deemed necessary until further appointment of Officers and Directors.

FURTHER RESOLVED, that the appropriate Officers of the new entity are hereby authorized, empowered and directed, to execute and deliver all such documents, including issuance of new stock, schedules, instruments and certificates, to make such payments or perform all such acts and things, and to execute and deliver all such other documents as may be necessary now or from time to time in order to assist and carry out the purpose of this resolution, that all acts and doing of any such Officers that are consistent with the purpose of this Resolution are hereby authorized, approved, ratified and confirmed in all respects, and , furthermore that all and any such acts by the Officers of the new entity shall be absolutely independent, without influence of the Board.


Dated  June 16, 1999.




/S/ GENE FAIRCHILD
Gene Fairchild,  Secretary